UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2020

Axos Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37709	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
 9205 West Russell Road, STE 400, Las Vegas, NV                  89148
(Address of principal executive offices)                    (zip code)
Registrant’s telephone number, including area code: (858) 649-2218

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	AX	New York Stock Exchange
6.25% Subordinated Notes Due 2026	AXO	New York Stock Exchange

Not Applicable

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐                                    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02     Termination of a Material Definitive Agreement.

On May 13, 2020, Emerald Financial Services, LLC (“EFS”), a subsidiary of H&R Block ("H&R Block"), informed Axos Bank (the "Bank"), a wholly-owned subsidiary of Axos Financial, Inc. (the "Company"), of their intent to exercise their contractual Durbin event termination right to terminate the Program Management Agreement ("PMA"), through which the Bank offered certain products to H&R Block customers, pursuant to a formal termination letter effective on or after July 1, 2020. The Durbin event termination right allowed EFS to terminate the PMA if the Bank ceased to qualify for the “small issuer exemption” under the Durbin Amendment due to exceeding, with its affiliates, a combined $10 Billion in assets. The Company disclosed EFS’s intention to terminate the PMA in a Form 8-K filed on May 14, 2020.

On July 1, 2020, the Bank received the written notification from EFS that it is terminating the PMA, effective July 1, 2020. While the PMA has been terminated, the Bank will continue to perform certain services under the PMA until such services have been fully transitioned to another bank. The Company disclosed the estimated financial impact of the termination of the PMA and the non-renewal of the Refund Advance product offering in the previously filed 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axos Financial, Inc.

Date:	July 6, 2020	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer